Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

FORM 10-K

Annual Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2006

(Annual Report)

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, David S. Maltz and Steven K. Young, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission the Annual Report of said Duke Energy Corporation on Form 10-K and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 27th day of February, 2007.

DUKE ENERGY CORPORATION

By:	/s/ JAMES E. ROGERS
Chairman, President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/S/ SUE C. HARRINGTON Assistant Secretary

/S/ JAMES E. ROGERS James E. Rogers	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)

/S/ DAVID L. HAUSER David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)

/S/ STEVEN K. YOUNG Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)

/S/ WILLIAM BARNET, III William Barnet, III	(Director)

/S/ G. ALEX BERNHARDT G. Alex Bernhardt	(Director)

/S/ MICHAEL G. BROWNING Michael G. Browning	(Director)

/S/ PHILLIP R. COX Phillip R. Cox	(Director)

/S/ ANN M. GRAY Ann M. Gray	(Director)

/S/ JAMES H. HANCE, JR. James H. Hance, Jr.	(Director)

/S/ JAMES T. RHODES James T. Rhodes	(Director)

/S/ MARY L. SCHAPIRO Mary L. Schapiro	(Director)

/S/ DUDLEY S. TAFT Dudley S. Taft	(Director)